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                                                                    Exhibit 99.1
                               *IMPORTANT NOTICE*
                             DATED: MARCH 13, 2001

                         HYPERTENSION DIAGNOSTICS, INC.
                                (the "Company")

                                   [HDI LOGO]

Dear Redeemable Class A Warrant Holder:

     Our records show that you are a holder of the Company's Redeemable Class A Warrant or a holder of the Company's Unit, which consists of one share of the Company's Common Stock and one Redeemable Class A Warrant. In this letter, a Redeemable Class A Warrant will be referred to as a "Class A Warrant."

     The Company is offering each eligible Class A Warrant holder who properly exercises a Class A Warrant on or before 5:00 p.m. Central Time on March 26, 2001, one Redeemable Class B Warrant ("Class B Warrant") for no additional consideration. This offering is described in detail in the Prospectus dated January 23, 2001 and the Prospectus Supplement dated March 13, 2001.

     This is an important notice to you that:

     - The Company is reducing the exercise price of the Class B Warrant.

     - Effective as of the date of this letter, the exercise price per share of Common Stock issuable upon exercise of all Class B Warrants has been reduced from $9.00 to $5.85.

     - This reduction in the exercise price will remain in effect until the Class B Warrants expire on January 23, 2006.

     - No other terms relating to the Class B Warrants have changed.

     - A Warrant Agreement governs the terms of the Class B Warrant. A copy of the Amendment No. 1 to the Warrant Agreement reducing the exercise price of the Class B Warrants can be found as an exhibit to the Company's Form 8-K filed with the U.S. Securities and Exchange Commission ("SEC") on March 13, 2001. The Form 8-K is available on the SEC's website www.sec.gov, by visiting its public reference facilities or by writing to the SEC's Public Reference Section. Please call the SEC at 1-800-SEC-0330 for further information on the operation of public reference facilities.

     If you need information on how to exercise your Class A Warrant to receive a Class B Warrant for no additional consideration, please call Firstar Bank, N.A.'s Investor Services Unit at 1-800-637-7549.

     If you have questions, you may contact James S. Murphy, Senior Vice President, Finance and Administration and Chief Financial Officer of the Company, at 651-687-9999.

                               *IMPORTANT NOTICE*